Exhibit 10.18.1

ENDORSEMENT

Attached to and forming part of the QUOTA SHARE RETROCESSION AGREEMENT ("Agreement"), made as of the 1st day of January 2014, between ARCH REINSURANCE COMPANY, a Nebraska corporation (the "Company") and WATFORD RE LTD., a Bermuda domiciled insurance company (the "Retrocessionaire").

It is understood and agreed that effective 12:01 A.M., April 1, 2014 (the "First Endorsement Time"), subject to the approval of the Nebraska Department of Insurance, if required, this Agreement shall be modified as follows with respect to Contracts that are issued and/or renewed on or after the First Endorsement Time:

It is agreed that Exhibit A Underwriting Guidelines shall be replaced in entirety with Amended and Restated Exhibit A which is attached to this Agreement and which shall be incorporated into the Agreement.

ALL OTHER TERMS AND CONDITIONS OF THIS AGREEMENT REMAIN UNCHANGED.

IN WITNESS WHEREOF, the Company has caused this Endorsement to be executed by its duly authorized representative this 25th day of August, 2014

ARCH REINSURANCE COMPANY
/s/ Peder Moller

IN WITNESS WH EREOF, the Retrocessionaire has caused this Endorsement to be executed by its duly authorized representative this 25th day of August, 2014

WATFORD RE LTD.
/s/ John Rathgeber

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Exhibit A
(Amended and Restated)

Underwriting Guidelines

1.    Ceded Contracts shall have a minimum ROE of [***]%, calculated using the same methodology as the Company uses for risks assumed into its portfolio and the same modeling tools as the Company utilizes for its business. In making such calculations, the Company will use required capital consistent with the Company’s then-current model for rating agency requirements (presently based on Standard & Poor’s) using appropriate assumptions as respects the ceding fee under Article 9 of this Agreement, the Retrocessionaire Investment Return Rate and the Retrocessionaire’s then-current rating

“Retrocessionaire Investment Return Rate” means (i) with respect to Year 1, [***]% and (ii) with respect to each subsequent year, a rate to be mutually agreed between Retrocessionaire and the Company; provided, that such rate shall be determined not later than 60 days prior to the end of the prior calendar year and shall be not less than the average [***]-year U.S. treasury security rate for the prior ninety calendar days plus [***].

2.    Maximum per risk limit of $[***] for Retrocessionaire’s Ceded Percentage share.

3.    Maximum natural peril per event limit of $[***] for Retrocessionaire’s Ceded Percentage share.

4.    If the underlying reinsurance contract does not have a per risk limit but is structured on an aggregate basis, the Ceded Percentage of the aggregate limit of liability shall not exceed $10,000,000.

5.    Maximum terrorism limit of $[***] for Retrocessionaire’s Ceded Percentage share.

6.Maximum term of underlying reinsurance contract is 36 months.

7.The authorized lines of business (“Authorized Business Lines”) under the Ceded

Contracts will include:

•	Professional Lines (D&O, E&O, Medical Malpractice)

•	Workers Compensation

•	General Liability

•	Umbrella Liability

•	Employment Practices Liability

•	Environmental Liability

•	Auto

•	International Motor and Liability

•	Crop

•	Property quota share

•	Regional multi-line

•	Aviation
No Ceded Contract shall be outside of the Authorized Business Lines unless approved in writing by the Retrocessionaire's Chief Executive Officer or Chief Risk Officer.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

•	International Motor and Liability

•	Crop

•	Property

•	Regional multi-line

•	Aviation
No Ceded Contract shall be outside of the Authorized Business Lines unless approved in writing by the Retrocessionaire's Chief Executive Officer or Chief Risk Officer.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.